Exhibit 99.1
March 3, 2010

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal	Cynthia Williams
Senior Vice President	Senior Vice President
Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-1478

BB&T Corporation CEO to speak March 10 at Citi Financial Services Conference

     WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today said that Chairman and Chief Executive Officer Kelly King is scheduled to present at the Citi Financial Services Conference in New York City on March 10 from 11:15 a.m. to 12 p.m. EST.

     A live audio webcast of King’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

     At Dec. 31, Winston-Salem, N.C.-based BB&T Corporation (NYSE: BBT) had $165.8 billion in assets and operated more than 1,800 financial centers in 12 states and Washington, D.C. More information about the company is available at www.BBT.com.

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